UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2024

GOAL Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40026	85-3660880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 717-7678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	PUCKU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	PUCK	The Nasdaq Stock Market LLC
Redeemable warrants exercisable for shares of common stock at an exercise price of $11.50 per share	PUCKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2024, Goal Acquisitions Corp. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, in addition to the Company’s non-compliance with the 36-month requirement to complete a business combination with an operating company as required under Nasdaq IM-5101, and the Company no longer satisfying the minimum $35 million market value of listed securities requirement and the minimum 500,000 publicly held shares requirement for continued inclusion on The Nasdaq Capital Market, as set forth Nasdaq Listing Rules 5550(b)(2) and 5550(a)(4), respectively, the Company has not paid certain fees required by Nasdaq Listing Rule 5250(f).

While the Notice indicated that this additional deficiency could serve as an additional basis for delisting, the Notice also indicated that the Company may present its plan to evidence compliance with the above requirements to the Nasdaq Hearings Panel by April 30, 2024. The Company intends to present a plan to evidence compliance to Nasdaq prior to the deadline. The Notice has no other impact on trading in the Company’s securities on Nasdaq at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024

Goal Acquisitions Corp.

By:	/s/ William T. Duffy
Name:	William T. Duffy
Title:	Chief Financial Officer and Chief Operating Officer